TRM COPY CENTERS CORPORATION

                             1996 STOCK OPTION PLAN

     1. Purpose. The purpose of this 1996 Stock Option Plan (the "Plan") is to enable TRM Copy Centers Corporation (the "Company") to attract and retain the services of selected key employees, consultants, independent contractors, officers and directors of the Company.

     2. Shares Subject to the Plan. Subject to adjustment as provided below and in paragraph 9, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall not exceed 700,000 shares plus any shares that were available for grant or subject to outstanding options under the Company's Restated 1986 Stock Incentive Plan (the "1986 Plan") on the effective date of the Plan and are not issued under the 1986 Plan due to termination or cancellation of such options. If an option granted under the Plan expires, terminates or is cancelled, the unissued shares subject to such option shall again be available under the Plan.

     3. Effective Date and Duration of Plan.

          (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors; provided, however, that prior to shareholder approval of the Plan, any grants shall be subject to and conditioned on approval of the Plan by a majority of the votes cast at a meeting of shareholders at which a quorum is present. Options may be granted under the Plan at any time after the effective date and before termination of the Plan.

          (b) Duration. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options then outstanding under the Plan. Termination shall not affect any outstanding options.

     4. Administration.

          (a) Except as specified in paragraph 4(b) the Plan shall be administered by the Board of Directors of the Company, which shall determine and designate from time to time the individuals to whom option grants shall be made and all terms and conditions of the grants. Subject to the provisions of the Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to administration of the Plan, accelerate any exercise date, provide for automatic acceleration upon the occurrence of specified events, waive or modify any restriction applicable to grants (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

          (b) The Board of Directors, if it so determines, may delegate to a committee of the Board of Directors constituting of one or more members (the "Committee") any or all authority for administration of the Plan; provided, however, that only the Board of Directors may amend or terminate the Plan as provided in paragraphs 3 and 11. If a Committee is appointed, all references to the Board of Directors in the Plan shall mean and relate to such Committee except as limited by the immediately preceding sentence and unless the context requires otherwise.


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     5. Types of Awards; Eligibility; Limitations on Certain Awards. The Board
of Directors may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in paragraphs 6(a) and 6(b); (ii) grant options other than Incentive Stock Options ("Nonstatutory Stock Options") as provided in paragraphs 6(a) and 6(c); and (iii) grant foreign qualified options as provided in paragraph 7. Any such grants may be made to employees, consultants, independent contractors, officers and directors, provided, however, that only employees of the Company shall be eligible to receive Incentive Stock Options under the Plan. Except as for options granted pursuant to paragraph 8, the Board of Directors shall select the individuals to whom grants shall be made and shall specify the action taken with respect to each individual to whom a grant is made. The Board of Directors may not reprice outstanding options, other than adjustments made pursuant to paragraph 9. No individual may be granted options under the Plan for more than an aggregate of 300,000 shares of Common Stock in any calendar year.

     6. Option Grants.

          (a) General Rules Relating to Options.

               (i) Terms of Grant. With respect to each option grant (except for options granted pursuant to paragraph 8), the Board of Directors shall determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Nonstatutory Stock Option.

               (ii) Exercise of Options. Except as provided in paragraphs 6(a)(iv) and 8 or as determined by the Board of Directors, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any subsidiary of the Company and shall have been so employed or provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Board of Directors shall not, however, be deemed an interruption of employment or service for this purpose. Unless otherwise determined by the Board of Directors, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. Except as provided in paragraphs 6(a)(iv), 8 and 9, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Board of Directors, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Board of Directors, if the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option.

               (iii) Nontransferability. Each Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and each option by its terms shall be exercisable during the optionee's lifetime only by the optionee; provided, however, that a Nonstatutory Stock Option shall also be transferable pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act.


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               (iv) Termination of Employment or Service.

                    (A) General Rule. Unless otherwise determined by the Board of Directors, except as provided in paragraph 8, in the event the employment or service of the optionee with the Company or a subsidiary terminates for any reason other than because of physical disability or death as provided in subparagraphs 6(a)(iv)(B) and (C), the option may be exercised at any time prior to the expiration date of the option or the expiration of three months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

                    (B) Termination Because of Physical Disability. Unless otherwise determined by the Board of Directors, except as provided in paragraph 8, in the event of the termination of employment or service because of physical disability (within the meaning of Section 22(e)(3) of the Code), the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

                    (C) Termination Because of Death. Unless otherwise determined by the Board of Directors, except as provided in paragraph 8, in the event of the death of an optionee while employed by or providing service to the Company or a subsidiary, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination and only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

                    (D) Amendment of Exercise Period Applicable to Termination. The Board of Directors, at the time of grant or at any time thereafter, may extend the 90-day and 12-month exercise periods any length of time not later than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Board of Directors may determine.

                    (E) Failure to Exercise Option. To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.

               (v) Purchase of Shares. Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, which shall not be more than 30 days after receipt of the notice, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the shares for investment and not with a view to distribution. On or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash or, with the consent of the Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value. The fair market value of Common Stock provided in payment of the purchase price shall


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               be the closing price of the Common Stock as reported in The Wall
               Street Journal on the day preceding the date that the option is exercised, or such other reported value of the Common Stock as shall be specified by the Board of Directors. No shares shall be issued until full payment therefor has been made. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. With the consent of the Board of Directors an optionee may satisfy this obligation, in whole or in part, by having the Company withhold from the shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering Common Stock to the Company to satisfy the withholding amount. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option.

          (b) Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:

               (i) Limitation on Amount of Grants. No employee may be granted Incentive Stock Options under the Plan if the aggregate fair market value, on the date preceding the date of grant, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company exceeds $100,000.

               (ii) Limitations on Grants to 10 Percent Shareholders. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the option price is at least 110 percent of the fair market value of the Common Stock subject to the option on the date preceding the date it is granted, as described in paragraph 6(b)(iv), and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

               (iii) Duration of Options. Subject to paragraphs 6(a)(ii) and 6(b)(ii), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

               (iv) Option Price. The option price per share shall be determined by the Board of Directors at the time of grant. Except as provided in paragraph 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be deemed to be the closing price of the Common Stock as reported in The Wall Street Journal on the day preceding the date the option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other value of the Common Stock as shall be specified by the Board of Directors.


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               (v) Limitation on Time of Grant. No Incentive Stock Option shall be granted on or after the tenth anniversary of the date the Plan was adopted by the Board of Directors.

               (vi) Conversion of Incentive Stock Options. The Board of Directors may at any time without the consent of the optionee convert an Incentive Stock Option to a Nonstatutory Stock Option.

               (vii) Limit on Shares. Subject to adjustment as provided in paragraph 9, the total number of Common Shares that may be issued under the Plan upon exercise of Incentive Stock Options shall not exceed 700,000 plus up to 200,000 shares that may become available from the 1986 Plan.

          (c) Nonstatutory Stock Options. Nonstatutory Stock Options, other than options granted pursuant to paragraph 8, shall be subject to the following additional terms and conditions:

               (i) Option Price. The option price for Nonstatutory Stock Options shall be determined by the Board of Directors at the time of grant and may be any amount determined by the Board of Directors not less than 100% of the fair market value in the date preceding the date of grant. The fair market value of such shares shall be deemed to be the closing price of the Common Stock as reported in The Wall Street Journal on the valuation date, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other reported value of the Common Stock, or average closing prices for a period of up to 10 trading dates including or preceding the valuation date, as shall be specified by the Board of Directors.

               (ii) Duration of Options. Nonstatutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors.

     7. Foreign Qualified Option Grants. Options under the Plan may be granted to such officers and employees of the Company and its subsidiaries and such other persons described in paragraph 1 residing in foreign jurisdictions as the Board of Directors may determine from time to time. The Board of Directors may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no option shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the Plan.

     8. Option Grants to Nonemployee Directors.

          (a) Grants to Nonemployee Directors. Immediately after the close of each annual shareholder meeting (commencing with the 1996 annual meeting), each person then serving as a Nonemployee Director, including any such person who is elected at such meeting, shall automatically be granted a Nonstatutory Stock Option to purchase 5,000 shares of Stock. A "Nonemployee Director" is a director of the Company who is not an employee of the Company or of any parent or subsidiary of the Company on the date the option is granted.

          (b) Additional Grants to Nonemployee Directors Who Serve on Executive Committee. Immediately after the close of each annual shareholder meeting (commencing with the 1996 annual meeting), each person who is then serving as a Nonemployee Director and who also is serving on the Executive Committee of the Board of Directors shall automatically be granted a Nonstatutory Stock Option to purchase an additional 2,500 shares of Stock.


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          (c) Terms of Options. The exercise price for options granted under this paragraph 8 shall be the fair market value of the shares covered by the option on the date preceding the date of grant, determined pursuant to paragraph 6(b)(iv). Each such option shall have a 10-year term from the date of grant, unless earlier terminated as provided in 6(a)(iv). Each such option shall become fully exercisable one year after the date of grant, subject to earlier exercise pursuant to paragraph 9. If an optionee ceases to be a director of the Company for any reason, including death or disability, the exercise of the option shall be subject to 6(a)(iv). Options may be exercised in accordance with paragraph 6. Options granted under this paragraph 8 shall be governed by all other applicable provisions of the Plan.

     9. Changes in Capital Structure. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares as to which outstanding options or portions thereof then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive. In the event of dissolution of the Company or a merger, consolidation or plan of exchange affecting the Company, in lieu of providing for options as provided above in this paragraph 9 or in lieu of having the options continue unchanged, the Board of Directors, may, in its sole discretion, provide a 30-day period prior to such event during which optionees shall have the right to exercise options in whole or in part without any limitation on exercisability and upon the expiration of such 30-day period all unexercised options and stock appreciation rights shall immediately terminate.

     10. Corporate Mergers, Acquisitions, etc. The Board of Directors may also grant options under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party.

     11. Amendment of Plan. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 6(a)(iv) and 9 however, no change in an option already granted shall be made without the written consent of the holder of such award. Current Nasdaq rules and IRS rules would require shareholder approval of certain amendments to the 1996 Plan.

     12. Approvals. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

     13. Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such


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employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to decrease such employee's compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

     14. Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Common Stock until the date of issue to the recipient of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

     15. Applicable Law. The law of the State of Oregon will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.


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